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                                                                    Exhibit 99.1

[ATARI LOGO]                                                       FOR IMMEDIATE
                                                                         RELEASE


            Contact:    Nancy Bushkin (Media)         David Fremed (Analysts)
                        Atari, Inc                    Atari, Inc.
                        212/726-4222                  212/726-6553
                        nancy.bushkin@atari.com       david.fremed@atari.com

                 ATARI REPORTS STRONG FIRST QUARTER FISCAL 2004

NEW YORK, NEW YORK, July 30, 2003 - Atari, Inc. (NASDAQ: ATAR),a global publisher of interactive entertainment software, today announced results for the 2004 first quarter, ended June 30, 2003.

Revenue for the period, including publishing and distribution revenue, grew 17% to $151.4 million from $129.6 million in the comparable year-earlier period. Publishing revenue of $135.6 million represented a 25% increase over publishing revenue of $108.3 million in the prior June quarter, while distribution revenue declined 26% to $15.8 million from $21.3 million in the comparable year-earlier quarter. Net income climbed to $23.8 million, or $0.34 per share, during the quarter, a dramatic improvement over a net loss of $0.7 million, or $0.01 loss per share, in the year-earlier period. EBITDA (earnings before interest, taxes, depreciation and amortization) jumped to $29.6 million, or $0.42 per share, from $10.5 million, or $0.15 per share, in the three months ended June 30, 2002.

The Company's results during the quarter were largely driven by the widely anticipated release of Enter The Matrix(TM), which has sold-through at retail more than 3 million units worldwide, since its launch on May 15th. The hugely popular Dragon Ball Z(R) franchise, which has surpassed 3 million units sold on a worldwide basis, continued to excel for the Company throughout the quarter, fueled by Dragon Ball Z(R): Legacy of Goku II(TM), which was released for the GameBoy Advance in June 2003, as well as the ongoing strength on Dragon Ball Z(R): Ultimate Battle 22(TM) (PSX; released in March 2003) and Dragon Ball Z(R):
Budokai(TM) (PS2; released in December 2002). Other impressive performers during the period included expansion packs for RollerCoaster Tycoon(R) II and Neverwinter Nights(TM).

"We are quite pleased with our performance during the first quarter, as it was drawn on the strength of an entirely new franchise combined with the enduring appeal of more established franchises," said Bruno Bonnell, Chairman and CEO of Atari, Inc. "This kind of balance in our portfolio is vital to our continued


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success and growth, and is evident in our line up over the next several months, including the all-important holiday season."

Mr. Bonnell continued, "Our upcoming release slate is scheduled to include more titles from franchises such as Dragon Ball Z, Backyard Sports, Dora the Explorer, Civilization and Unreal, as well as new key products including Kya, Mission Impossible: Operation Surma, Terminator 3: Rise of the Machines, Yu Yu
Hakusho: Spirit Detective, and the first titles from our Dungeons & Dragons license: D&D Heroes, The Temple of Elemental Evil: A Classic Greyhawk Adventure, and Neverwinter Nights: Hordes of the Underdark."

ABOUT ATARI

New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company's 1,000+ titles include hard-core, genre-defining games such as Driver(TM), Enter the Matrix(TM), Neverwinter Nights(TM), Stuntman(TM), Test Drive(R), Unreal(R) Tournament 2003, and Unreal(R) Championship; and mass-market and children's games such as Backyard Sports(TM), Nickelodeon's Blue's Clues(TM) and Dora the Explorer(TM), Civilization(R), Dragon Ball Z(R) and RollerCoaster Tycoon(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext
5257), the largest interactive games publisher in Europe. For more information, visit www.atari.com.

SAFE HARBOR STATEMENT

CERTAIN STATEMENTS CONTAINED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS (RATHER THAN HISTORICAL FACTS) THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED. WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, THE COMPANY SEEKS THE PROTECTION AFFORDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER ENABLING LEGISLATION. STATEMENTS CONTAINED HEREIN WITH REGARD TO THE COMPANY'S BUSINESS OUTLOOK AND PROSPECTIVE OPERATING AND FINANCIAL RESULTS ARE BASED UPON MANAGEMENT'S EXPECTATIONS REGARDING VARIOUS FACTORS, WHICH MAY BE BEYOND THE COMPANY'S CONTROL. THIS STATEMENT IS NOT INTENDED TO IDENTIFY EACH AND EVERY RISK AND UNCERTAINTY INHERENT IN THE COMPANY'S BUSINESS, AND SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S CAUTIONARY STATEMENTS CONTAINED IN ITS MOST RECENT FILINGS WITH U.S. AND FOREIGN REGULATORY AUTHORITIES.

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